EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

                WEEKLY COMMENTARY FOR THE WEEK ENDED JULY 8, 2005

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     7/8/05

                          WEEKLY ROR         MTD ROR          YTD ROR
CLASS A UNITS               -1.26%            -0.59%           -3.24%
CLASS B UNITS               -1.27%            -0.61%           -3.72%

* Subject to independent verification

The Grant Park Futures Fund sustained losses over the past week. Positions in the fixed income and stock index sectors were responsible for the bulk of the setbacks. Gains came mainly from positions in the currency and energy markets.

Long positions in the fixed income sector reported losses during the past week. News during the week was dominated by the terrorist bombings that took place Thursday in London. Financial markets initially reacted to the tragedy by rallying to the upside as investors sought a safe haven in the aftermath of the attacks. Prices began to retrace from their highs early Thursday afternoon with the absence of any follow-through buying and continued to soften, closing the week at lower levels despite the news that the U.S. economy had added only 146,000 new jobs during the month of June. Economists had forecasted an additional 195,000 for the same period. The unemployment rate was reported at 5% versus 5.1% in May. The markets traded lower as analysts said investors looked to liquidate some long positions that they had accrued after the terrorist attacks. Longs in the European financials lost ground as prices for the Eurex BOBL, the Eurex Bund and the EuroSwiss contracts settled lower for the week. Losses also came in the LIFFE Euribo and London long gilts. Domestic long positions lost ground as the U.S. Thirty-year bond and Ten-year note contracts closed lower for the week. The Australian financial markets were softer as well, hurting long positions in the Aussie 90-day Bank Bills, and the Three and Ten year bond contracts.

Long positions in the stock indices sustained setbacks as share prices closed the week lower. The aforementioned attacks in London sent stocks to lower levels around the world as investors' initial reactions were to sell equity. The markets made somewhat of a recovery on Friday as analysts suggested investors were calmed by the "orderly but predictable reaction" to the bombings and somewhat encouraged by the news on the U.S. employment situation. The German DAX and the Spanish IBEX were the only two European indices that sustained losses for the Fund, closing lower for the week. Long positions in the Pacific Rim also experienced losses as the Hong Kong Hang Seng and Tokyo Nikkei posted lower prices for the week.

Long positions in the energy sector gained as prices for crude oil and crude products ended the session higher. The crude oil market rallied early in the week as uncertainty over the effects of Hurricane Dennis reverberated throughout the market. Crude came off of its highs for the week as news of the London bombings forced prices lower. Analysts said that concerns over a slow down in economic activity as a result of the terrorist attacks could translate into lessening demand. The August crude contract closed at $59.63 per barrel, 1.45% higher for

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com
the week. Longs in the unleaded gasoline market gained as the contract added
11.49 cents to close at $1.7643 per gallon. Natural gas rose 30.1 cents to settle at $7.4720 per British thermal unit.

Lastly, positions in the currency markets reported gains for the week. Short positions in the British pound versus the U.S. dollar produced gains as weakness in the pound followed the terrorist bombings. Gains also came from short positions in the New Zealand and Australian currencies as they weakened against the greenback. Longs in the Canadian dollar also gained as that currency strengthened against the U.S. dollar. Longs in the dollar index in New York gained as the contract added 15 basis points for the week.






















              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com